Exhibit 99.1

Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Stephen Swett or Brad Cohen T: (203) 682-8200 E: shareholderrelations@ocwen.com
or
John V. Britti Executive Vice President & Chief Financial Officer T: (561) 682-7535 E: John.Britti@Ocwen.com

OCWEN FINANCIAL ANNOUNCES OPERATING RESULTS FOR FIRST QUARTER 2014
•	Net income of $75.8 million and Revenue of $551.3 million
•	EPS of $0.54 up 74% over Q1 2013

Atlanta, GA – (May 1, 2014) Ocwen Financial Corporation, (NYSE:OCN), a leading financial services holding company, today reported Net income of $75.8 million, or $0.54 per share, for the first quarter of 2014 compared to Net income of $45.1 million, or $0.31 per share, for the first quarter of 2013. Ocwen generated revenue of $551.3 million, up 36% from the first quarter of 2013. Income from operations grew by 24% to $202.1 million for the first quarter of 2014 as compared to $163.6 million for the first quarter of 2013.
Pre-tax earnings on a GAAP basis for the first quarter of 2014 were $89.0 million, a 73% increase as compared to the first quarter of 2013. Ocwen’s normalized pre-tax earnings for the first quarter of 2014 were $114.0 million, a 12% increase from the first quarter of 2013. Ocwen incurred a total of $25.0 million in normalized expenses in the first quarter of 2014 that were primarily transition-related expenses.
The following items, not included in normalization, representing a change of $59.4 million should be taken into account when comparing earnings for the fourth quarter of 2013 and the first quarter of 2014.

•
There was a $5.1 million loss on the $7.6 billion portion of the mortgage servicing rights (“MSR”) portfolio marked at fair value as compared to a fourth quarter 2013 gain of $19.1 million. There was also an MSR impairment reversal of $2.4 million for the fourth quarter. Combined, these changes produced a $26.6 million change quarter-over-quarter.

•	Reserves for uncollectible servicing receivables increased by $24.3 million versus an increase of $5.7 million in the fourth quarter of 2013.

•
The lending segment generated earnings of $0.6 million compared to $14.8 million in the fourth quarter of 2013. The reverse mortgage business posted a $6.3 million loss versus a $0.3 million loss in the prior quarter. Forward lending profit fell from $15.1 million to $6.9 million.

“Going forward, we believe compliance and counterparty strength will be among the most important factors determining long-term success in the servicing business. We consider our solid balance sheet, National Mortgage Settlement compliance and long history of success in large servicing transfers, where we are able to substantially reduce delinquencies and keep more people in their homes, to be substantial competitive advantages. Ocwen is the only non-bank servicer to be subject to its own National Mortgage Settlement that applies across the entire servicing portfolio, and we maintain the strongest capital ratios among large non-bank servicers. In fact, we hold more capital relative to mortgage servicing rights than most banks,” commented Bill Erbey, Ocwen’s Chairman. “However, increased compliance and operational risk management does not come without a cost, as you can see from our first quarter normalized earnings.”

Ocwen Financial Corporation
First Quarter 2014 Results
May 1, 2014

First Quarter 2014 Business Highlights

•
On February 26, 2014, we issued $123.6 million of Ocwen Asset Servicing Income Series (“OASIS”), Series 2014-1 Notes secured by owned MSRs relating to a reference pool of Freddie Mac mortgages with $11.8 billion of unpaid principal balance (“UPB”). This transaction is recorded as a financing and mitigates prepayment risk.

•	Completed 28,456 loan modifications, with HAMP modifications accounting for 39% of the total. Modifications that included some principal reduction accounted for 49% of total modifications.

•
The constant pre-payment rate (“CPR”) fell from 13.1% in the fourth quarter of 2013 to 11.2% in the first quarter of 2014. In the first quarter of 2014, prime CPR was 12.6%, and non-prime CPR was 9.2%.

•	Completed the final transfers of previously announced OneWest and Greenpoint transactions.

•	Completed the remaining acquisition of MSRs associated with the February 2013 ResCap transaction. Ocwen had been subservicing these loans for the ResCap estate.

•
Deferred servicing fees (“DSF”) related to delinquent borrower payments amounted to $580.4 million at March 31, 2014. Ocwen does not recognize DSF as revenue until collected, and it does not accrue DSF on its balance sheet.

•	Total delinquencies declined from 14.5% at December 31, 2013 to 13.8% at March 31, 2014.

•	Net cash provided by operating activities of $213.0 million, with adjusted cash-flow from operating activities of $204.0 million.

•	Originated forward and reverse mortgage loans with UPB of $1.1 billion and $163.2 million, respectively.
“Ocwen continues to work cooperatively with the New York Department of Financial Services to address their concerns that led to an indefinite hold on our Wells Fargo transaction,” said Ron Faris, President and CEO. “We believe that increased regulatory scrutiny will, over time, benefit the industry and Ocwen by building greater confidence in the system and rewarding those with efficient and effective servicing processes. Nevertheless, new requirements and the associated investments have raised costs for the industry, including Ocwen. This places an increased premium on operational scale and proficiency in operations, two areas of competitive strength for Ocwen.”
Faris continued, “The 0.7 percentage point decline in delinquencies continues to demonstrate Ocwen’s capability to improve performance on newly boarded portfolios. On the OneWest private-label portfolio, delinquencies fell 1.2 percentage points from the end of December 2013 to the end of March 2014. Non-foreclosure resolutions continue to dominate our loss mitigation efforts, with 78.2% of our 66,417 total resolutions being full debt pay-offs, modifications, forbearance plans, short-sales or deeds-in-lieu. Ocwen remains an industry leader in helping homeowners and generating more cash flow for mortgage investors.”
“Revenue in the first quarter was hampered by slower REO sales, as poor weather reduced sales below expectations. Sales typically rise in the Spring, and we have seen a more substantial rebound than usual, as sales in the first half of April are up 61% over the first half of February. This should bolster delinquent service fee collections and, hence, revenue in the second quarter.”
“Income from forward lending dropped 54% from the fourth quarter of 2013 to $6.9 million. The change was driven by lower volume and lower overall margins. HARP refinances remain the largest component of overall profitability. The reverse lending business, which has been going through an industry-wide overhaul, contributed a GAAP loss of $6.3 million, though we expect that the reverse business will contribute future “tail” earnings on new originations that will more than make up for current period losses.”
“Ocwen continues to enhance its well-established borrower outreach effort through community groups by launching a Community Advisory Board that will, among other things, ensure Ocwen’s mortgage lending and servicing policies and practices can have a positive impact on local communities, particularly those hardest hit by the economic downturn.”

Ocwen Financial Corporation
First Quarter 2014 Results
May 1, 2014

About Ocwen Financial Corporation
Ocwen Financial Corporation is a financial services holding company which, through its subsidiaries, is engaged in the servicing and origination of mortgage loans. Ocwen is headquartered in Atlanta, Georgia, and has additional offices and operations in the District of Columbia, California, Florida, Iowa, New Jersey, Pennsylvania, Texas, the United States Virgin Islands, India, the Philippines and Uruguay. Utilizing proprietary technology, global infrastructure and world-class training and processes, we provide solutions that help homeowners and make our clients’ loans worth more. Additional information is available at www.Ocwen.com.
Webcast and Conference call
The Company will host a webcast and conference call on Thursday, May 1, 2014, at 11 a.m. Eastern Time to discuss its financial results for the first quarter of 2014.
The conference call will be webcast live over the internet from the Company’s website at www.Ocwen.com, click on the “Shareholder Relations” section.  A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.
Forward Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.
Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates; our ability to grow and adapt our business, including the availability of new loan servicing and other accretive business opportunities; uncertainty related to acquisitions, including our ability to close acquisitions and to integrate the systems, procedures and personnel of acquired assets or businesses; our ability to effectively manage our regulatory and contractual compliance obligations; uncertainty related to claims, litigation, inquiries and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification and other practices; our ability to successfully modify delinquent loans, manage foreclosures and sell foreclosed properties; our ability to effectively manage our exposure to interest rate changes; uncertainty related to general economic and market conditions, delinquency rates, home prices and disposition timelines on foreclosed properties; as well as other risks detailed in Ocwen’s reports and filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2013. Anyone wishing to understand Ocwen’s business should review such filings. The forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise. Ocwen may post information that is important to investors on its website.
Non-GAAP Financial Measures
This news release contains certain non-GAAP financial measures, such as our references to “normalized pre-tax earnings.” We believe these non-GAAP financial measures may provide additional meaningful comparisons between current results and results in prior periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Ocwen’s reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Further information regarding these measures may be found on Ocwen’s website.

Ocwen Financial Corporation
First Quarter 2014 Results
May 1, 2014

Residential Servicing Statistics (Dollars in thousands)
	At or for the three months ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Total unpaid principal balance of loans and REO serviced	$449,570,596	$464,651,332	$434,819,426	$436,255,383	$467,071,661
Non-performing loans and REO serviced as a % of total UPB (1)	13.8%	14.5%	14.6%	14.4%	15.0%
Prepayment speed (average CPR)(2)	11.2%(3)	13.1%	15.8%	20.8%	20.1%

(1)
Performing loans include those loans that are less than 90 days past due and those loans for which borrowers are making scheduled payments under loan modification, forbearance or bankruptcy plans. We consider all other loans to be non-performing.

(2)	Constant Prepayment Rate for the prior three months.

(3)	Includes average CPR of 12.6% for prime loans and 9.2% for non-prime loans.

Segment Results (Dollars in thousands) (UNAUDITED)

For the Three Months Ended March 31,	2014	2013
Servicing
Revenue	$520,823	$375,690
Operating expenses	307,933	210,628
Income from operations	212,890	165,062
Other expense, net	(119,010)	(117,545)
Income before income taxes	$93,880	$47,517
Lending
Revenue	$28,767	$13,908
Operating expenses	31,464	11,098
Income (loss) from operations	(2,697)	2,810
Other income, net	3,276	2,218
Income before income taxes	$579	$5,028
Corporate Items and Other
Revenue	$1,711	$16,713
Operating expenses	9,837	20,969
Loss from operations	(8,126)	(4,256)
Other income, net	2,627	3,046
Loss before income taxes	$(5,499)	$(1,210)
Corporate Eliminations
Revenue	$(40)	$(45)
Operating expenses	(40)	(45)
Income (loss) from operations	—	—
Other income (expense), net	—	—
Income (loss) before income taxes	$ —	$ —
Consolidated income before income taxes	$ 88,960	$ 51,335

Ocwen Financial Corporation
First Quarter 2014 Results
May 1, 2014

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except share data) (UNAUDITED)
For the Three Months Ended March 31,	2014	2013
Revenue
Servicing and subservicing fees	$490,459	$367,493
Gain on loans held for sale, net	43,987	8,172
Other revenues	16,815	30,601
Total revenue	551,261	406,266

Operating expenses
Compensation and benefits	105,637	94,626
Amortization of mortgage servicing rights	62,094	47,883
Servicing and origination	43,947	23,616
Technology and communications	36,976	30,012
Professional services	21,398	13,486
Occupancy and equipment	32,051	18,249
Other operating expenses	47,091	14,778
Total operating expenses	349,194	242,650

Income from operations	202,067	163,616

Other income (expense)
Interest expense	(122,616)	(93,416)
Gain (loss) on debt redemption	2,253	(17,030)
Other, net	7,256	(1,835)
Total other expense, net	(113,107)	(112,281)

Income before income taxes	88,960	51,335
Income tax expense	13,129	6,188
Net income	75,831	45,147
Net loss attributable to non-controlling interests	15	—
Net income attributable to Ocwen stockholders	75,846	45,147
Preferred stock dividends	(581)	(1,485)
Deemed dividends related to beneficial conversion feature of preferred stock	(416)	(1,086)
Net income attributable to Ocwen common stockholders	$74,849	$42,576

Earnings per share attributable to Ocwen common stockholders
Basic	$0.55	$0.31
Diluted	$0.54	$0.31

Weighted average common shares outstanding
Basic	135,227,067	135,638,567
Diluted	141,089,455	139,559,157

Ocwen Financial Corporation
First Quarter 2014 Results
May 1, 2014

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Dollars in thousands, except share data) (UNAUDITED)
	March 31, 2014	December 31, 2013
Assets
Cash	$242,386	$178,512
Mortgage servicing rights ($110,826 and $116,029 carried at fair value)	2,040,355	2,069,381
Advances	937,926	890,832
Match funded advances	2,655,854	2,552,383
Loans held for sale ($338,228 and $503,753 carried at fair value)	383,703	566,660
Loans held for investment - reverse mortgages, at fair value	923,464	618,018
Goodwill	420,201	420,201
Receivables, net	182,724	152,516
Deferred tax assets, net	118,156	116,558
Premises and equipment, net	51,553	53,786
Other assets	229,105	309,143
Total assets	$8,185,427	$7,927,990

Liabilities, Mezzanine Equity and Equity
Liabilities
Match funded liabilities	$2,361,662	$2,364,814
Financing liabilities ($870,462 and $615,576 carried at fair value)	1,693,147	1,284,229
Other secured borrowings	1,633,999	1,777,669
Other liabilities	560,615	644,595
Total liabilities	6,249,423	6,071,307

Mezzanine Equity
Series A Perpetual Convertible Preferred stock, $.01 par value; 200,000 shares authorized; 62,000 shares issued and outstanding at March 31, 2014 and December 31, 2013; redemption value $62,000 plus accrued and unpaid dividends	60,776	60,361

Equity
Ocwen Financial Corporation (Ocwen) stockholders’ equity
Common stock, $.01 par value; 200,000,000 shares authorized; 135,365,174 and 135,176,271 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	1,354	1,352
Additional paid-in capital	819,362	818,427
Retained earnings	1,061,543	986,694
Accumulated other comprehensive loss, net of income taxes	(9,542)	(10,151)
Total Ocwen stockholders’ equity	1,872,717	1,796,322
Non-controlling interest in subsidiaries	2,511	—
Total equity	1,875,228	1,796,322
Total liabilities, mezzanine equity and equity	$8,185,427	$7,927,990

Ocwen Financial Corporation
First Quarter 2014 Results
May 1, 2014

Normalized Pre-Tax Income Summary (Dollars in Millions)	Three Months Ended March 31,
	2014	2013
GAAP Income before income taxes	$89.0	$51.3
Transition and Transaction related expenses	23.4	38.2
Legal/Settlement expense	1.6	-
Discontinued/Sold Operations	-	(5.10)
Loss on sale of Assets	-
Funding related expenses	-	17.0

Normalized income before income taxes	$114.0	$101.4

Normalized Pre-Tax Income Summary (Dollars in Millions)	Three Months Ended March 31,
	2014	2013
Revenue
Servicing and subservicing fees	$-	$5.4
Other revenues	-	9.6
Total revenue (A)	-	15.0

Operating expenses
Compensation and benefits	9.1	29.0
Amortization of mortgage servicing rights	-	-
Servicing and origination	-	4.9
Technology and communications	9.8	5.0
Professional services	5.1	3.7
Occupancy and equipment	-	2.4
Other operating expenses	1.0	1.2
Total operating expenses (B)	25.0	46.2

Other income (expense)
Interest expense	-	(0.8)
Other, net	-	(18.1)
Other expense, net (C)	-	(18.9)

Total Normalization (B+A+C)	$25.0	$50.1

Adjusted Cash Flow from Operating Activities Reconciliation (Dollars in Millions)	Three Months Ended March 31, 2014
GAAP Net Cash Provided by Operating Activities (A)	$213.0
Decrease in Advances and Match Funded Advances (B)	13.4
Funding Efficiency (C)	67%
Reduction of match funded liabilities (D=B*C)	9.0
Adjusted Cash Flow from Operating Activities (A-D)	$204.0